EXHIBIT 8.1

List of Subsidiaries of the Registrant

Subsidiaries	Place of Incorporation
AMTD Investment Inc.	Cayman Islands
AMTD Digital Inc.	Cayman Islands
AMTD Strategic Investment (BVI) Limited	British Virgin Islands
AMTD Investment Solutions Group (BVI) Limited	British Virgin Islands
AMTD IDEA International Limited	British Virgin Islands
AMTD Fintech Investment (BVI) Limited	British Virgin Islands
AMTD Digital Financial Holdings Limited	British Virgin Islands
AMTD Digital Media Holdings Limited	British Virgin Islands
AMTD Digital Investments Holdings Limited	British Virgin Islands
AMTD Digital Connectors Holdings Limited	British Virgin Islands
AMTD (Singapore) Group Holdings Ltd.	British Virgin Islands
PolicyPal Group Limited	British Virgin Islands
AMTD Risk Solutions Limited	British Virgin Islands
AMTD Direct Investment III Limited	British Virgin Islands
AMTD Investment Solutions Limited	British Virgin Islands
AMTD Biomedical Investment Limited	British Virgin Islands
AMTD Direct Investment I Limited	British Virgin Islands
AMTD Principal Investment Solutions Group Limited	British Virgin Islands
AMTD Strategic Investment Limited	Hong Kong
AMTD Investment Solutions Group Limited	Hong Kong
AMTD Overseas Limited	Hong Kong
AMTD Fintech Investment Limited	Hong Kong
AMTD International Holding Group Limited	Hong Kong
AMTD Digital Media Limited	Hong Kong
AMTD Risk Solutions Group Limited	Hong Kong
Digital Finance Media Limited	Hong Kong
AMTD Digital Solutions Power Pte. Ltd.	Singapore
AMTD Singapore Solidarity Fund Pte. Ltd.	Singapore
AMTD Digital Holdings Pte. Ltd.	Singapore
AMTD Solidarity Fund 1 Pte. Ltd.	Singapore
AMTD Solidarity Fund 2 Pte. Ltd.	Singapore
AMTD Solidarity Fund 3 Pte. Ltd.	Singapore
AMTD Solidarity Fund 4 Pte. Ltd.	Singapore
AMTD Solidarity Fund 5 Pte. Ltd.	Singapore
L’Officiel Inc. SAS	France
L’Officiel USA Inc.	United States
Les Editions Jalou	France
L’Official Italia SRL	Italy
Jalou Production SRL	France
Jalou Production Italia SRL	Italy
L’Official Asia Inc.	Cayman Islands
L’Officiel Singapore Pte. Ltd.	Singapore
L’Officiel Malaysia Sdn. Bhd.	Malaysia
Singa Digital Ptd. Ltd.	Singapore
AMTD Digital Solutions Pte. Ltd.	Singapore
Applaud Digital Solutions Pte. Ltd.	Singapore
PolicyPal Pte. Ltd.	Singapore
Baoxianbaobao Pte. Ltd.	Singapore
PolicyPal Tech Pte. Ltd.	Singapore
AMTD Assets Group	Cayman Islands
AMTD Property Investment Holdings Limited	British Virgin Islands
AMTD Properties (HK) Limited	British Virgin Islands
Dense Globe Investments Limited	British Virgin Islands
Fine Cosmos Development Limited	Hong Kong
AMTD Properties (North America) Limited	British Virgin Islands
AMTD Direct Investment IV Limited	British Virgin Islands
AMTD Properties (SEA) Limited	British Virgin Islands